Exhibit T3F

CROSS-REFERENCE TABLE

TIA Section Reference	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	11.03
(b)(2)	7.06, 11.03
(c)	7.06, 13.02
(d)	7.06
314(a)(1)	N.A.
(a)(2)	4.04
(a)(3)	N.A.
(a)(4)	13.05
(b)	11.02
(c)	N.A.
(d)	11.03, 11.04, 11.05
(e)	13.05
315	7.02
316(a)	N.A.
(b)	N.A.
(c)	2.16
317	N.A.
318	N.A.

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.